                                                                       EXHIBIT 1

                                                                  EXECUTION COPY
                                                                  --------------

                                EUNIVERSE, Inc.

                  SECURED NOTE AND WARRANT PURCHASE AGREEMENT
                  -------------------------------------------

     This Secured Note and Warrant Purchase Agreement (the "Agreement") is made
                                                            ---------
this 6th day of September, 2000 (the "Effective Date") by and between eUniverse,
                                      --------------
Inc., a Nevada corporation (the "Company"), and New Technology Holdings Inc., a
                                 -------
Delaware corporation (the "Purchaser"), a subsidiary of Sony Music Entertainment
                           ---------
Inc.

                                    RECITALS
                                    --------

     WHEREAS, on the terms and subject to the conditions of this Agreement, the Company desires to issue and sell, and the Purchaser desires to purchase from the Company, a secured note in the aggregate principal amount of $3,155,670, in the form attached hereto as Exhibit A (the "Note");
                            ---------       ----

     WHEREAS, in further consideration of the purchase by the Purchaser of the Note, the Company desires to issue to the Purchaser a warrant to purchase 1,101,260 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), in the form attached hereto as Exhibit B (the "Warrant"); and
 ------------                                   ---------       -------

     WHEREAS, the Notes, the Warrants, the Purchaser Option Shares issued to the Purchaser hereunder (each as hereinafter defined), and the Common Stock issuable upon exercise of the Warrants are collectively referred to herein as the "Securities."
 ----------

                                   AGREEMENT
                                   ---------

     In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

     1.  Purchase and Sale of Note and Warrant.
         -------------------------------------

         (a) Sale and Issuance of Note and Warrant.
             -------------------------------------

             (i) At the Initial Closing (as hereinafter defined), on the terms and subject to the conditions of this Agreement, the Purchaser agrees to purchase from the Company, and the Company agrees to issue and sell to the Purchaser, the Note.

             (ii) At the Initial Closing (as hereinafter defined), in further consideration of the purchase by the Purchaser of the Note, on the terms and subject to the conditions of this Agreement, the Company agrees to issue to the Purchaser the Warrant.

         (b) Additional Sale of Notes and Warrants.  Pursuant to Section 8(m)
             -------------------------------------
of this Agreement, the Purchaser may make an Option Loan (as hereinafter defined) to the Company and be issued additional warrants relating thereto (a "Subsequent Closing"). At such a
 -------------------

Subsequent Closing, the Company shall issue an Option Note, if applicable, and the Option Warrant (as hereinafter defined). In the event that that an Option Note and/or the Option Warrant are issued by the Company to the Purchaser, this Agreement shall govern the parties hereto relating to such issuances. The Loan and any Option Loan, if any is issued, are collectively referred to herein as the "Loans;" the Warrant and the Option Warrant are collectively referred to
     -----
herein as the "Warrants"; and the Note and any Option Note are collectively
               --------
referred to herein as the "Notes."
                           -----

          (c) Closings; Deliveries; Second Funding.
              ------------------------------------

              (i) The sale and purchase of the Note to be purchased by the Purchaser and the issuance of the Warrant by the Company (the "Initial Closing"
                                                               ---------------
and together with a Subsequent Closing, the "Closings" and each a "Closing")
                                             --------              -------
shall occur at the offices of Rosenman & Colin LLP, 575 Madison Avenue, New York, New York 10022, at 10:00 a.m. (New York City time), on September 6, 2000 or on such other business day thereafter as may be agreed upon by the Company and the Purchaser but in any event not later than September 8, 2000. Any Subsequent Closing shall be at such location, and at such time as the Purchaser and the Company shall agree. At the Initial Closing, the Company will deliver to the Purchaser (i) the Warrant, and (ii) the Note to be purchased by the Purchaser each dated the date of the Closing, and each registered in the name of the Purchaser, in exchange for delivery by the Purchaser to the Company or its order of immediately available funds in the amount of $2,155,670. At a Subsequent Closing relating to an Option Loan described in Section 8(m), if applicable, the Company will deliver to the Purchaser (i) the Option Warrant, and (ii) the Option Note which may be purchased by the Purchaser each dated the date of such Subsequent Closing, and each registered in the name of the Purchaser. The Company acknowledges that in accordance with Section 8(m), at a Subsequent Closing, the Company may be required to deliver the Option Warrant to the Purchaser notwithstanding the Purchaser may not have made an Option Loan.

              (ii) The Company and the Purchaser agree that, unless an Event of Default (as hereinafter defined) shall have accrued on or prior to such date, the Purchaser shall advance to the Company $1,000,000, of which $500,000 will be deemed delivered to the Company in connection with that certain Subscriber Acquisition Agreement between the parties hereto, dated August 21, 2000 (the "Second Funding Amount") on October 1, 2000 or such earlier date as the parties
 ---------------------
may agree (the "Second Funding Date").  In accepting the Second Funding Amount,
                -------------------
the Company shall have deemed to represent that no Event of Default shall have occurred on or prior to the Second Funding Date. The Purchaser shall endorse the Grid attached to the Note to reflect the Second Funding Amount on the Second Funding Date.

     2.  Security Interest.  The indebtedness represented by the Notes
         -----------------
shall be secured and shall be entitled to the benefit of a security agreement, in the form attached hereto as Exhibit C (the "Security Agreement"), pursuant to
                               ---------       ------------------
which the Purchaser shall be granted a first priority security interest in substantially all of the assets of the Company.

     3.  Registration Rights.  The Company and the Purchaser agree that the
         -------------------
Purchaser shall be granted registration rights with respect to the shares of Common Stock underlying the Warrant, on the terms set forth in Annex A to
                                                               -------
Exhibit B.
---------

     4.   Conditions to Closing(s).  The Purchaser's obligation to purchase
          ------------------------
and pay for the Notes to be sold to it at the Initial Closing and any Subsequent Closing is subject to the fulfillment to the Purchaser's satisfaction, prior to or at such Closing, of the following conditions:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of the Company in this Agreement shall be correct when made and at the time of such Closing.

          (b) Performance; No Default.  The Company shall have performed and
              -----------------------
complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing and after giving effect to the issue and sale of the Notes to be issued at such Closing (and the application of the proceeds thereof as set forth in Section 8(a) in the case of the Note). No Default or Event of Default (each as hereinafter defined) shall have occurred and be continuing.

          (c) Compliance Certificates.  The Company shall have delivered to the
              -----------------------
Purchaser an officer's certificate, dated the date of such Closing, certifying that the conditions specified in Section 4(a) and Section 4(b) have been fulfilled. The Company shall have delivered to the Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Securities and this Agreement.

          (d) Opinion of Counsel  The Purchaser shall have received an opinion
              ------------------
in form and substance satisfactory to the Purchaser, dated the date of such Closing, from legal counsel for the Company.

          (e) Purchase Permitted by Applicable Law, etc.  On the date of such
              ------------------------------------------
Closing, the Purchaser's purchase of the Notes to be issued at such Closing, as applicable, and the Company's issuance of the Warrants to be issued at such Closing shall (i) be permitted by the laws and regulations of each jurisdiction to which the Company is subject and (ii) not violate any applicable law or regulation.

          (f) Changes in Corporate Structure.  The Company shall not have been a
              ------------------------------
party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the Company Financial Statements (as hereinafter defined); provided, however, that the Company may change its jurisdiction of incorporation from Nevada to Delaware.

          (g) Proceedings and Documents  All corporate and other proceedings in
              -------------------------
connection with the transactions shall be satisfactory to the Purchaser and its legal counsel, and the Purchaser and its legal counsel shall have received all such counterpart originals or certified copies of such documents as the Purchaser or its legal counsel may reasonably request.

          (h) Subscriber Acquisition Agreement.  The Company shall have
              --------------------------------
delivered to the Purchaser the amended and restated Subscriber Acquisition Agreement, in substantially the form attached hereto as Exhibit D, duly executed
                                                        ---------
by the Company.

          (i) Advertising Agreement.  The Company shall have delivered to the
              ---------------------
Purchaser the Advertising Agreement, in substantially the form attached hereto as Exhibit E, duly executed by the Company.
   ---------

     5.   Representations and Warranties of the Company. The Company hereby
          ---------------------------------------------
represents and warrants to the Purchaser that as of the date hereof and as of the date of each Subsequent Closing, as applicable:

          (a) Organization, Good Standing and Qualification.  The Company is a
              ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. It has all requisite right, power and authority to (i) own or lease and operate its properties and assets, (ii) conduct its business as presently conducted, and (iii) engage in and consummate the transactions contemplated hereby, except as set forth on Schedule 5(a). The Company is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification or authorization is required by applicable law except for those jurisdictions in which failure to do so would not have a material adverse effect on the results of operations, condition (financial or otherwise), business, assets or liabilities of the Company, taken as a whole.

          (b) Authorization.  All corporate action on the part of the Company,
              -------------
its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the authorization, sale, issuance and delivery of the Securities, and the performance of all obligations of the Company hereunder and thereunder has been taken. The Agreement, the Notes, and the Warrants, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          (c) No Conflict with Other Instruments.  The execution, delivery and
              ----------------------------------
performance of this Agreement and the issuance, sale and delivery of the Securities will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of the Company's Certificate of Incorporation (the "Certificate") or the Company's by-laws; (ii) any provision of any judgment,
 -----------
decree or order to which the Company is a party or by which it is bound; (iii) any material contract, obligation or commitment to which the Company is a party or by which it is bound or other contract, obligation or commitment to which the Company is a party or by which it is bound and which would reasonably be expected to have a material adverse effect on the results of operations, condition (financial or otherwise), business, assets or liabilities Company, taken as a whole, or impair the Company's performance of this Agreement or the issuance, sale and delivery of the Securities; or (iv) any statute, rule or governmental regulation applicable to the Company.

          (d) Valid Issuance.  The Securities when issued, sold and delivered in
              --------------
compliance with the terms and for the consideration expressed in this Agreement will be duly authorized and validly issued, fully-paid and nonassessable. The shares of Common Stock underlying the Warrants have been duly and validly reserved. The Securities when issued, sold and delivered in compliance with the terms of this Agreement will be free and clear of any mortgage, lien, pledge, charge, security interest or other encumbrance (each, a "Lien" and collectively, "Liens") other than any
                            ----                     ----
Liens created by or imposed thereon by the Purchaser; provided, however, that the Securities will be subject to restrictions on transfer under state and/or federal securities laws. The Securities are not (and will not, when issued be) subject to any preemptive rights or rights of first refusal under any agreement to which the Company is a party or under any other agreement known to the Company.

          (e) Securities Law Compliance.  Subject to the accuracy of the
              -------------------------
representations and warranties of the Purchaser set forth in Section 6, the offer, issue, and sale of the Securities is (and will be, when issued) exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act") and the qualification requirements, if any, of applicable
                 ---
state securities laws.

          (f) Organization and Ownership of Shares of Subsidiaries.
              ----------------------------------------------------

              (i) Schedule 5(f) hereto is (except as noted therein) a complete and correct list of the Company's Subsidiaries (as hereinafter defined), showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

              (ii) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5(f) as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clean of any Lien (except as otherwise disclosed in Schedule 5(f)).

              (iii) Each Subsidiary identified in Schedule 5(f) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified or otherwise authorized as a foreign corporation or other legal entity to transact business and each Subsidiary is in good standing in each jurisdiction in which such qualification or authorization is required by applicable law or in which the failure so to qualify or be authorized could have a material adverse effect on the results of operations, condition (financial or otherwise), business, assets or liabilities of the Company, taken as a whole.

              (iv)  For purposes of this Agreement, "Subsidiary" means any
                                                     ----------
corporation, association or other business entity in which the Company or one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by the Company or one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of the Company or one or more of its Subsidiaries).

          (g) Financial Statements.
              --------------------

              (i) Attached hereto as Schedule 5(g) are the following financial statements of the Company (collectively, the "Company Financial Statements"):
                                              ----------------------------
(A) the unaudited balance sheet of the Company as at June 30, 2000 (the "Unaudited Interim Balance Sheet"), and the related unaudited statements of
 -------------------------------
income, cash flow and stockholders' equity for the three-month period then ended (the "Unaudited Interim Financial Statements"); and (B) the audited balance
      --------------------------------------
sheet of the Company as at March 31, 2000 (the "Audited Year-End Balance
                                                ------------------------
Sheet"), and the related audited statements of income, cash flow and
-----
stockholders' equity for the year then ended, certified by Merdinger, Fruchter, Corso & Rosen, P.C.

              (ii) The Company Financial Statements (A) are in accordance with the books and records of the Company, (B) fairly present the financial condition of the Company as at the respective dates indicated and the results of operations of the Company for the respective periods indicated, and (C) have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), except, in the case of the Unaudited Interim Financial Statements, for
  ----
changes resulting from normal year-end audit adjustments, which adjustments shall not individually or in the aggregate be material.

          (h) Absence of Undisclosed Liabilities.  Except as set forth on
              ----------------------------------
Schedule 5(h) hereto, at March 31, 2000, with respect to the Audited Year-End Balance Sheet, and at June 30, 2000, with respect to the Unaudited Interim Balance Sheet, respectively, (i) the Company had no liability or obligation of any nature (whether known or unknown, matured or unmatured, fixed or contingent, secured or unsecured, accrued, absolute or otherwise) required to be set forth on the Audited Year-End Balance Sheet or the Unaudited Interim Balance Sheet, respectively, in order for the Audited Year-End Balance Sheet and the Unaudited Interim Balance Sheet, respectively, to fairly present the financial condition of the Company at the respective dates thereof in accordance with GAAP, which was not provided for or disclosed thereon, and (ii) all liability reserves established by the Company and set forth thereon were adequate under GAAP for all such liabilities or obligations at the respective dates thereof. There were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5) which were not adequately provided for on the Audited Year-End Balance Sheet and the Unaudited Interim Balance Sheet, respectively, as required thereby.

          (i) Absence of Changes.  Since June 30, 2000, the Company has operated
              ------------------
in the ordinary course, and except as set forth on Schedule 5(i) hereto, no event, circumstance or condition has occurred that has caused a material adverse effect on the results of operations, condition (financial or otherwise), business, assets or liabilities of the Company, taken as a whole.

          (j) Governmental Authorizations, Etc.  No consent, approval or
              ---------------------------------
authorization of, or registration, filing or declaration with, any court or any federal, state, municipal or local government or any political subdivision, governmental department, board, agency or instrumentality thereof, and any administrative or regulatory agency (each, a "Governmental Authority") is
                                              ----------------------
required in connection with the execution, delivery or performance by the Company of this Agreement or the issuance, sale and delivery of the Securities.

          (k) Litigation.  Except as set forth on Schedule 5(k) hereto, there is
              ----------
no litigation, action, complaint, claim or suit, judicial or administrative action, audit, proceeding or governmental investigation pending or, to the knowledge of the Company, threatened, against the Company or its Subsidiaries or any of their respective properties. Neither the Company nor any Subsidiary is in default in any material respect under any judgment, order or decree of a Governmental Authority. There is no judgment, order, decree, injunction, stipulation or settlement against the Company or any Subsidiary that is reasonably likely to prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement or that would reasonably be likely to cause a material adverse effect on the results of operations, condition (financial or otherwise), business, assets or liabilities of the Company, taken as a whole.

          (l) Taxes.  The Company and its Subsidiaries have filed all income tax
              -----
returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (x) the amount of which is not individually or in the aggregate material or (y) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.

          (m) Title to Property; Leases.  Except as set forth on Schedule 5(m)
              -------------------------
hereto, the Company and its Subsidiaries have good and sufficient title to their respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in Section 5(g) or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens, except for those defaults in title and Liens which do not and will not materially detract from the value of the property subject thereto or interfere with the use of the property subject thereto or materially impair the respective operations of the Company and any Subsidiary involving such property. All leases of the Company and its Subsidiaries are valid and subsisting and are in full force and effect in all material respects.

          (n) Licenses, Permits, Etc.  The Company and its Subsidiaries own or
              -----------------------
possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a material adverse effect on the results of operations, condition (financial or otherwise), business, assets or liabilities of the Company, taken as a whole.

          (o) Employee Benefit Plans.  Except as set forth on Schedule 5(o)
              ----------------------
hereto: (i) neither the Company nor any Subsidiary has employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")); (ii) the Company and each Subsidiary does not now, or has it
       -----
ever, maintained, established, sponsored, participated in, or contributed to, any pension plan within the meaning of Section 3(2) of ERISA which is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended; and (iii) at no time has the Company or any Subsidiary contributed to or been requested to contribute to any multiemployer plan as defined in Section 3(37) of ERISA.

          (p) Existing Indebtedness.  Except as described therein, Schedule 5(p)
              ---------------------
hereto sets forth a complete and correct list of all outstanding Indebtedness (as hereinafter defined) of the Company and its Subsidiaries as of July 31, 2000, since which date there has been no material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. For purposes of this Agreement, "Indebtedness" with respect to the Company means, at any time, without
 ------------
duplication, (i) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable preferred stock; (ii) its liabilities for the deferred purchase price of property acquired by the Company (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (iii) all liabilities appearing on its balance sheet in accordance with GAAP in respect of capital leases; (iv) all liabilities for borrowed money secured by any Lien with respect to any property owned by the Company (whether or not it has assumed or otherwise become liable for such liabilities); (v) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and (vi) any guaranty of the Company with respect to liabilities of a type described in any of subclauses (i) through (v) hereof.

          (q) Status under Certain Statutes.  Neither the Company nor any
              -----------------------------
Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

     6.   Representations and Warranties of the Purchaser.  The Purchaser
          -----------------------------------------------
hereby represents and warrants to the Company that:

          (a) Purchase Entirely for Own Account.  The Securities to be acquired
              ---------------------------------
by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser has not been formed for the specific purpose of acquiring any of the Securities.

          (b) Knowledge.  The Purchaser is aware of the Company's business
              ---------
affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.

          (c) Restricted Securities.  The Purchaser understands that the
              ---------------------
Securities have not been registered under the Act, by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The

Purchaser understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

          (d) Legends.  The Purchaser understands that the Securities, and any
              -------
securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

              (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

              (ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

          (e) Accredited Investor.  The Purchaser is an "accredited investor" as
              -------------------
defined in Rule 501(a) of Regulation D promulgated under the Act.

     7.   Financial Statements and Information.  The Company shall deliver
          ------------------------------------
to the Purchaser so long as the Purchaser holds any of the Securities:

          (a) Quarterly Statements.  Within 60 days after the end of each
              --------------------
quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of, (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a senior financial officer of the Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7(a).

          (b) Annual Statements.  Within 105 days after the end of the fiscal
              -----------------
year of the Company, duplicate copies of, (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that delivery within the time period specified above of copies of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Security Exchange Act of 1934, as amended) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7(b).

          (c) SEC and Other Reports.  Promptly upon their becoming available,
              ---------------------
one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and
(ii) each regular and periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by the Purchaser), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission.

          (d) Notice of Default or Event of Default.  Promptly, and in any event
              -------------------------------------
within five days after a senior financial officer of the Company becoming aware of the existence of any event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default (as hereinafter defined) (a "Default") or Event of Default, a written
                                        -------
notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto. The Company has notified the Purchaser of its default under that certain $1,022,444.44 Promissory Note from the Company to SFX, Inc., dated July 26, 2000 in accordance with this subparagraph (d).

          (e) Requested Information.  With reasonable promptness, such other
              ---------------------
date and information relating to the operations, condition (financial or otherwise), business, assets or liabilities of the Company, or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by the Purchaser.

     8.   Additional Agreements of the Parties.
          ------------------------------------

          (a) Use of Proceeds.  Subject to Sections 8(m) and 8(n), the Company
              ---------------
shall use the net cash proceeds from the sale of the Notes for working capital purposes, except that a portion of the net cash proceeds from the sale of the Note, simultaneously with the Initial Closing, shall be applied to the repayment of all amounts then outstanding with respect to notes issued by the Company in favor of third parties which notes are required to be repaid in the event of a financing.

          (b) Visits and Inspections.  The Company agrees to permit, or, in the
              ----------------------
case of properties, books, records or persons not within its immediate control, promptly take such actions as are reasonably practicable in order to permit, representatives (whether or not officers or employees) of the Purchaser, from time to time upon reasonable advance notice to the chief executive officer of the Company, as often as may be reasonably requested, to (i) visit and inspect any properties of the Company and its Subsidiaries, (ii) inspect and make extracts from the books and records of the Company and its Subsidiaries, including management letters prepared by its independent certified public accountants, and (iii) discuss with any person, including the principal officers and the independent certified public accountants of the Company, the results of operations, condition (financial or otherwise), business, assets or liabilities of the Company. All such information received shall be held by the Purchaser and its representatives subject to the confidentiality requirements of Section 8(c).

          (c) Confidentiality of Information.  The Purchaser agrees to hold and
              ------------------------------
to cause its representatives and affiliates to hold all information received from or concerning the Company in connection with the transactions contemplated by this Agreement, including information described under Section 8(b), in confidence, and not to use or disclose any of such information to any such third party, except to the extent such information may be made publicly available by the Company.

          (d) Reservation of Stock and Fully Paid Shares.  If at any time the
              ------------------------------------------
number of authorized but unissued shares of the Company's Common Stock shall not be sufficient to effect the exercise of the Warrants, then the Company will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares of the Company's Common Stock as shall be sufficient for such purposes.

          (e) No Impairment.  The Company will not, by amendment of its
              -------------
Certificate or By-laws, or through reorganization, consolidation, merger, dissolution, issuance or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Purchaser under this Agreement against wrongful impairment.

          (f) Compliance with Law.  The Company will and will cause each of its
              -------------------
Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on the business, operation, affairs, financial condition, properties or assets of the Company.

          (g) Insurance.  The Company will and will cause each of its
              ---------
Subsidiaries to maintain, with financial sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

          (h) Maintenance of Properties.  The Company will and will cause each
              -------------------------
of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a materially adverse effect on the results of operations, condition (financial or otherwise), business, assets or liabilities of the Company.

          (i) Payment of Taxes.  The Company will and will cause each of its
              ----------------
Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax or assessment if
(i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a materially adverse effect on the results of operations, condition (financial or otherwise), business, assets or liabilities of the Company.

          (j) Corporation Existence.  The Company will at all times preserve and
              ---------------------
keep in full force and effect its corporation existence. The Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a materially adverse effect on the results of operations, condition (financial or otherwise), business, assets or liabilities of the Company.

          (k) Transactions with Affiliates.  The Company will not and will not
              ----------------------------
permit any Subsidiary to enter into directly or indirectly any material transaction or material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or rendering of any services) with any affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company's or such

Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a person not an affiliate of the Company.

          (l) Merger, Consolidation, etc.  Except for its reincorporation into
              ---------------------------
Delaware, the Company shall not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any person unless (i) the successor formed by such consolidation or the survivor of such merger or the person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the U.S. or any state thereof (including the District of Columbia), and, if the Company is not such a corporation, such corporation shall have executed and delivered to the Purchaser its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Notes and the Warrants; and (ii) immediately after giving effect to such transaction, no Default or Event of Default (as hereinafter defined) or Event of Default shall have occurred and be continuing. No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 8(l) from its liability under this Agreement, the Notes or the Warrants.

          (m) Additional Right to Purchase 650,000 Shares of Common Stock.
              -----------------------------------------------------------

              (i) Pursuant to the terms set forth in that certain Stock Option Agreement, dated as of January 26, 2000, as amended through the date hereof, between the Company and Charles Beilman ("Beilman") (the "Option Agreement"),
                                          -------         ----------------
the Company has the right to purchase from Beilman up to 2,325,000 shares (the "Beilman Shares") of Common Stock at an exercise price of (i) $1.675 per share
 --------------
if all or any portion of such shares are purchased by the Company on or before September 1, 2000 or (ii) $1.85 per share if all or any portion of such shares are purchased by the Company after September 1, 2000 and prior to October 31, 2000. The Company agrees that, any time prior to October 14, 2000, the Purchaser may deliver one or more notices (each, an "Option Notice") to the
                                                     -------------
Company directing the Company, whereupon the Company shall be obligated, to exercise its right to purchase up to an aggregate of 650,000 of the Beilman Shares under the Option Agreement in accordance with Section 8(m)(iii) below.

              (ii) Notwithstanding the foregoing, promptly following the Initial Closing, the Company agrees to negotiate in good faith with Beilman and to use its best efforts in such negotiation to amend the Option Agreement (the "Amended
                                                                         -------
Option Agreement") so that (i) the Company shall have the right to purchase from
----------------
Beilman the Beilman Shares on or before October 31, 2001, or (ii) the Purchaser shall have the right to purchase directly from Beilman up to 650,000 of the Beilman Shares (or such lesser number of shares in the event the Purchaser has directed the Company to purchase a portion of the Beilman Shares in accordance with Section 8(m)(i) above) on or before October 31, 2001. The Company agrees that, from and after the date the Company and Beilman amend the Option Agreement, the Purchaser shall have the right, at any time prior to October 14, 2001 or such date that is 15 days prior to the expiration date of the Amended Option Agreement, to deliver an Option Notice to the Company directing the Company, whereupon the Company shall be obligated, to exercise its right to purchase up to

650,000 of the Beilman Shares under the Amended Option Agreement in accordance with Section 8(m)(iii) below.

               (iii) Each Option Notice will set forth the number of such Beilman Shares (the "Purchase Shares") the Company shall be obligated to
                     ---------------
purchase in accordance with the terms of the Option Agreement or the Amended Option Agreement, as the case may be. Within two business days of delivery of an Option Notice, the Company hereby agrees to purchase, in accordance with the terms of the Option Agreement or the Amended Option Agreement, as the case may be, the Purchase Shares. In connection therewith, if the Company so requests, the Purchaser agrees to lend to the Company an amount equal to the purchase price for the Purchase Shares (an "Option Loan"), which amount shall be used by
                                   -----------
the Company for the sole purpose of purchasing the Purchase Shares from Beilman. The parties acknowledge that the Purchaser will not make an Option Loan to the Company if the Amended Option Agreement provides that the Purchaser may purchase directly from Beilman up to 650,000 of the Beilman Shares.

               (iv) An Option Loan and the Company's obligation to repay an Option Loan shall be evidenced by a secured promissory note (each, an "Option
                                                                       ------
Note"), which Option Note shall be substantially identical in form and substance
----
to the Note, except that (x) the Option Note shall not bear interest and (y) the outstanding principal under the Option Note shall be payable on demand; provided, however, that unless and until there occurs an Event of Default hereunder, the Purchaser shall not have the right to demand payment under an Option Note prior to the one-year anniversary of the date of issuance of such Option Note. The parties hereto agree that the security interest granted to the Purchaser under an Option Note shall be pari passu with other security interests granted to the Purchaser by the Company.

               (v) In further consideration of the Loan and regardless of whether the Purchaser makes an Option Loan to the Company, as long as the Purchaser has delivered to the Company an Option Notice in accordance with this
Section 8(m), the Company agrees (within ten business days following its receipt of the Option Notice) to issue to the Purchaser a warrant to purchase such number of shares of Common Stock equal to the number of Purchase Shares set forth in the Option Notice. Subject to this subsection (v), such warrant shall be substantially identical in form and substance to the Warrant (the "Option
                                                                      ------
Warrant"), except that Section 6(c) of the Option Warrant shall provide standard
-------
weighted average anti-dilution protection for the exercise price and number of shares of Common Stock underlying the Option Warrant only and not for "full ratchet" anti-dilution protection for the exercise price and the number of shares of Common Stock underlying the Option Warrant. If the Option Warrant is issued in connection with the Purchaser delivering an Option Notice pursuant to
Section 8(m)(i), the Option Warrant shall be exercisable (A) at any time or from time to time after the date of the Option Warrant and up to and including 5:00 p.m. (New York City time) on the date that is two years following the date of issuance of the Option Warrant (the "First Option Warrant Expiration Date") and
                                     ------------------------------------
(B) as follows: for a purchase price of (i) $1.85 per share for any shares purchased pursuant to the exercise thereof between the date of issuance of the Option Warrant and February 1, 2001, (ii) $2.25 per share for any shares purchased pursuant to the exercise thereof between February 2, 2001 and May 1, 2001, (iii) $2.50 per share for any shares purchased pursuant to the exercise thereof between May 2, 2001 and August 1, 2001, or (iv) $2.75 per share for any shares purchased pursuant to the exercise thereof between August 2, 2001 and the First Option Warrant

Expiration Date. If the Option Warrant is issued in connection with the Purchaser delivering an Option Notice pursuant to Section 8(m)(ii), the Option Warrant shall be exercisable (A) within 30 business days following the issuance of the Option Warrant (the "Second Option Warrant Expiration Date") and (B) for
                            -------------------------------------
a purchase price not greater than the following: (i) $1.85 per share purchased pursuant to the exercise thereof between the date of issuance of such Option Warrant and February 1, 2002, (ii) $2.25 per share purchased pursuant to the exercise thereof between February 2, 2002 and May 1, 2002, (iii) $2.50 per share purchased pursuant to the exercise thereof between May 2, 2002 and August 1, 2002, or (iv) $2.75 per share purchased pursuant to the exercise thereof between August 2, 2002 and the Second Option Warrant Expiration Date. The Purchaser shall be granted registration rights with respect to the shares of Common Stock underlying the Option Warrant, in substantially the form set forth in Exhibit F
                                                                      ---------
hereto.

          (n) Additional Right to Purchase up to 300,000 Shares of Common Stock.
              -----------------------------------------------------------------
Pursuant to the terms set forth in (i) that certain Option to Purchase Agreement between the Company and VideoGame Partners, LLC ("VP LLC"), made as of June 30,
                                                  ------
2000, as amended through the date hereof, and (ii) that certain Option to Purchase Agreement between the Company and VP LLC, made as of July 26, 2000, as amended through the date hereof (collectively, the "VP Agreements"), VP LLC has
                                                    -------------
the right to purchase from the Company 750,000 shares of Common Stock (the "VP
                                                                            --
Shares") at an exercise price of $1.675 per share.  In connection therewith, the
------
Company and the Purchaser agree that, one business day after VP LLC's right to purchase the VP Shares expires pursuant to the VP Agreements, the Company shall deliver written notice to the Purchaser (the "VP Notice") to such effect, which
                                              ---------
notice shall also set forth the number of VP Shares not purchased by VP LLC (the "VP Option Shares") under the VP Agreements. So long as VP LLC has not
 ----------------
purchased all of the VP Shares, the Purchaser may, within 15 business days of receiving the VP Notice deliver a notice to the Company that it wishes to purchase from the Company, and the Company shall be obligated to issue within five business days therefrom, a number of shares of Common Stock equal to the VP Option Shares (the "Purchaser Option Shares"); provided, however, that such
                    -----------------------
number shall not be greater than 300,000. The exercise price for the Purchaser Option Shares shall be $1.675 per share. Notwithstanding the foregoing, the parties agree that if the Company delivers the VP Notice to the Purchaser at any time prior to October 31, 2000, the Purchaser shall have the right to exercise its option granted hereunder by (i) such date that is 15 business days after receipt by the Purchaser of the VP Notice or (ii) October 31, 2000, whichever is later. The parties further agree that the Purchaser's right to purchase the Purchaser Option Shares is in addition to the right described in Section 8(m) above. The Purchaser shall be granted registration rights with respect to the Purchaser Option Shares issued hereunder, in the form set forth in Exhibit F
                                                                   ---------
hereto.

     9.   Events of Default. An "Event of Default" shall exist if any of the
          -----------------
following conditions or events shall occur and be continuing:

          (a) Failure to Pay.  The Company's failure to pay any of the Principal
              --------------
Amount (as defined in each Note) due under the Notes on the date the same becomes due and payable, or any accrued interest or other amounts due under the Notes after the same becomes due and payable; or

          (b) Representations and Warranties.  Any representation and warranty
              ------------------------------
made in writing by or on behalf of the Company or by any officer of the Company in this

Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (c) Default in Performance.  The Company defaults in the performance
              ----------------------
of or compliance with any term contained herein and such default is not remedied within 30 days after the earlier of (i) an officer of the Company obtaining actual knowledge of such default, and (ii) the Company receiving written notice of such default from the Purchaser (any such written notice to be identified as a "notice of default"); or

          (d) Other Defaults.  The Company or any Subsidiary is in default (as
              --------------
principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in any aggregate principal amount of at least $100,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $100,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or

          (e) Inability to Pay Debts.  The Company or any Subsidiary (i) is
              ----------------------
generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other similar officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporation action for the purpose of any of the foregoing; or

          (f) Defaults under Security Agreement.  Any Event of Default under the
              ---------------------------------
Security Agreement.

     10.  Remedies on Default, Etc.
          -------------------------

          (a) Acceleration.
              ------------

              (i) If an Event of Default with respect to the Company described in Section 9(e) has occurred, the Notes shall automatically become due and payable.

              (ii) If any other Event of Default has occurred and is continuing, the Purchaser may at any time at its option, by notice to the Company, declare the Notes then outstanding to be immediately due and payable.

              (iii) If any Event of Default described in Section 9(a) has occurred and is continuing, the Purchaser may at any time, at its option, by notice to the Company, declare the Notes immediately due and payable.

       Upon the Notes becoming due and payable under this Section 10(a), whether automatically or by declaration, the Notes will forthwith mature and the entire unpaid principal amount of the Notes plus all accrued and unpaid interest thereon shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. Effective upon an Event of Default that is not cured, the interest rate on the Notes shall increase by the lesser of the rate per annum equal to the rate reported in the Wall Street Journal as the prime rate for major banks plus 4% or the maximum penalty as shall be permitted by applicable law (the "Default
                                                                  -------
Rate"). Notwithstanding the foregoing, the Purchaser may, at its option, in the case of Section 9(a) and for so long as an Event of Default is continuing accept the delivery by the Company of additional subscriber names at no charge to the Purchaser whatsoever toward repayment of the outstanding principal amount under the Notes and accrued interest thereon. In such event, the Purchaser shall apply $0.35 for each subscriber name delivered to the Purchaser for no charge toward the outstanding principal amount under the Notes and accrued interest thereon. During an Event of Default, such deductions and corresponding reductions to collection expenses, the outstanding principal amount under the Notes and accrued interest thereon in the manner described in Section 4 of each Note shall be computed at the end of each [calendar month]. Such payments may be endorsed by the Purchaser on the Grid attached to the applicable Note. The Purchaser, in its sole discretion, may determine to discontinue the foregoing arrangement on the date that is five days after delivery to the Company of a written notice to that effect. Notwithstanding such reductions described above, interest shall continue to accrue at the Default Rate on the principal amount outstanding during an Event of Default.

          (b) Other Remedies.  If any Default or Event of Default has occurred
              --------------
and is continuing, and irrespective of whether the Notes have become or have been declared immediately due and payable under Section 10(a), the Purchaser may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in the Notes or in the Warrants, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

          (c) No Waiver or Election of Remedies, Expenses, Etc.  No course of
              ------------------------------------------------
dealing and no delay on the part of the Purchaser in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the Purchaser's rights, powers and remedies. No right, power or remedy conferred by this Agreement, the Notes or the Security Agreement upon the Purchaser shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 11(a), the Company will pay to the Purchaser on demand such further amount as shall be sufficient to cover all costs and expenses of the Purchaser incurred in any enforcement or collection under this Section, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

     11.  Miscellaneous.
          -------------

          (a) Transaction Expenses.  Whether or not the transactions
              --------------------
contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees) incurred by the Purchaser in connection with the transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or the Warrants (whether or not such amendment, waiver or consent becomes effective). The obligations of the Company under this Section will survive the payment or transfer of the Notes or the Warrants, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or the Warrants, and the termination of this Agreement.

          (b) Survival of Representations and Warranties; Entire Agreement.  All
              ------------------------------------------------------------
representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes and the Warrants, the purchase or transfer by the Purchaser of the Notes or the Warrants or portions thereof or interest therein and the payment of the Notes, and may be relied upon by any subsequent holder of any Note and any Warrant, regardless of any investigation made at any time by or on behalf of the Purchaser or any such holder. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the Warrants embody the entire agreement and understanding between the Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

          (c) Successors and Assigns.  The terms and conditions of this
              ----------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding the foregoing, the Purchaser may assign its rights under this Agreement in whole or in part to any of its affiliates or the affiliates of Sony Music Entertainment Inc., and such rights may be similarly assigned by such assignee. No such assignment shall relieve the Purchaser of any of its obligations hereunder. The Company shall not have the right to assign this Agreement without the Purchaser's written consent.

          (d) Governing Law.  This Agreement and all acts and transactions
              -------------
pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

          (e) Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          (f) Titles and Subtitles.  The titles and subtitles used in this
              --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Except as otherwise stated, all section and schedule references refer to Sections and Schedules in this Agreement.

          (g) Notices.  Any notice required or permitted by this Agreement shall
              -------
be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S.

mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth on the signature page hereto or as subsequently modified by written notice.

          (h) Finder's Fee.  Each party represents that it neither is nor will
              ------------
be obligated for any finder's fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          (i) Amendments and Waivers.  Any term of this Agreement may be amended
              ----------------------
or waived only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon the Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Company.

          (j) Severability.  If one or more provisions of this Agreement are
              ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (k) Payments Due on NonBusiness Days  Anything in this Agreement or
              --------------------------------
the Notes to contrary notwithstanding, any payment of principal or interest on the Notes that is due on a date other than a business day shall be made on the next succeeding business day without including the additional days elapsed in the computation of the interest payable on such next succeeding business day.


                           [SIGNATURE PAGE FOLLOWS]

     The parties have executed this Secured Note and Warrant Purchase Agreement as of the date first written above.

                                    COMPANY:

                                    EUNIVERSE, INC.

                                    By: /s/ Brad Greenspan
                                        -------------------------------
                                        Brad Greenspan

                                    Address:

                                    101 North Plains Industrial Road
                                    Wallingford, Connecticut 06492
                                    Facsimile No.: 203-265-7798

                                    PURCHASER:

                                    NEW TECHNOLOGY HOLDINGS INC.

                                    By: /s/ Mark Eisenberg
                                        -------------------------------
                                        Mark Eisenberg

                                    Address:

                                    550 Madison Avenue
                                    New York, New York 10022
                                    Facsimile No.: 212-833-7462



        [SIGNATURE PAGE TO SECURED NOTE AND WARRANT PURCHASE AGREEMENT]